INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-89426 of Taylor Investment Corporation on Form S-2 of our report dated February 28, 2002, appearing in the Prospectus, which is part of this Registration Statement, and our report dated February 28, 2002 included in the Taylor Investment Corporation 2001 Form 10-K, which is incorporated by reference in this Registration Statement, and to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
July 12, 2002